EXHIBIT 99.1


                 HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                             DEBT SECURITIES RATINGS


                                       Standard     Moody's
                                       & Poor's   Investors
                                    Corporation     Service   Fitch Inc.
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At September 30, 2001
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Household Finance Corporation
     Senior debt                              A          A2           A+
     Senior subordinated debt                A-          A3            A
     Commercial paper                       A-1         P-1          F-1

Household Bank (Nevada) N.A.
     Senior debt                              A          A2           A+
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